UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                           _______________________

                                  FORM 8-K


                           _______________________


                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) September 20, 1994
                                                     __________________


                            TRAK AUTO CORPORATION
           ______________________________________________________
           (Exact name of registrant as specified in its charter)



         Delaware                  0-12202            52-1281465
____________________________     ___________      ___________________
(State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)          File Number)      Identification No.)



        3300 75th Avenue, Landover, Maryland        20785
     ________________________________________     __________
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (301) 731-1200
                                                   ______________

       ______________________________________________________________
       (Former name or former address, if changed since last report.)


     The total number of sequentially numbered pages is 2.

     This filing contains no exhibits.

       2 of 2

Item 5.  Other Events

                On September 20, 1994, a federal district court jury in the employment litigation brought by Robert M. Haft, the former president of Dart Group Corporation ("Dart") (Robert M. Haft v. Dart Group Corporation, et al. (D. Del. Civ. Action No. 93-384-SLR)), found that Dart had breached its employment contract with Robert M. Haft and awarded him damages against Dart (equivalent to the compensation projected to be due under the remaining term of the employment contract) in the amount of $18,856,964. The jury also found that Dart's majority-owned subsidiary, Crown Books Corporation ("Crown Books"), had breached an employment agreement with Robert Haft and awarded him damages (equivalent to the compensation projected to be due under that employment contract) against Crown Books in the amount of $12,800,910. The jury also found that Robert Haft did not voluntarily terminate his employment within the meaning of his Incentive Stock Agreement with Crown Books, and therefore Crown Books does not have the right to repurchase 100,000 shares of incentive stock at their original issue price. Robert Haft is expected to ask the judge presiding over the case to award him additional damages in the amount of approximately $2.4 million based on the failure of Crown Books to deliver 100,000 unrestricted shares of Crown Books stock to him when he demanded them in August of 1993.

                Dart and Crown Books are considering their options, including seeking to overturn the verdict in the District Court and taking an appeal.

                Trak Auto Corporation ("Trak Auto"), a majority-owned subsidiary of Dart, is a defendant in this litigation. However, none of the verdicts related to any claims against Trak Auto. Robert Haft's claims against Trak Auto, which relate to certain stock options, remain pending.

                                  SIGNATURE
                                  _________

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRAK AUTO CORPORATION


                                         By: /s/ Ron Marshall
                                             __________________________
                                         Name:  Ron Marshall
                                         Title: Chief Financial Officer


Date:  September 26, 1994